EXHIBIT 23b

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form
S-3 (No. 333-52540) of Cleco Power LLC of our report dated January 29, 2002, except Note 13, as to which the date is February 8, 2002, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
New Orleans, Louisiana
March 22, 2002